EXHIBIT 5.1
OPINION ON LEGALITY


                       Thomas C. Cook & Associates, Ltd.
                         4955 South Durango, Suite 214
                            Las Vegas, Nevada 89113
                             Phone:  (702) 952-8520

Admitted to practice in                      Facsimile  (702) 952-8521
Nevada and California                        www.esquireonline.com


July 6, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     eCom, Inc.
     Registration Statement on Form S-8

Gentlemen:

        We have acted as special counsel to eCom, Inc., a Nevada corporation (the "Company"), in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of 350,000 shares ("Shares") of the Company's common stock, par value $.001 per share ("Common Stock"), which may be issued in connection with the exercise of certain warrants granted (the "Warrants") to Jeffery Smith and T. J. Jesky and pursuant to their respective Consulting Services Contracts (the "Written Compensation Agreements") dated July 9, 2001.

        We have examined the Written Compensation Agreements and such corporate records, documents, instruments and certificates of the Company, and have reviewed such other documents as we have deemed relevant under the circumstances. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plans, will be legally issued, fully paid and non-assessable.

     In connection with this opinion, we have examined the Registration Statement, the Company's Articles of Incorporation and By-laws, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

     We render no opinion as to the laws of any jurisdiction other than the internal laws of the State of Nevada.


     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Opinions" in the prospectus included in the Registration Statement.

      This opinion is conditioned upon the compliance by the Company with all applicable provisions of the Securities Act of 1933, as amended, and such state securities rules, regulations and laws as may be applicable.

Very truly yours,

/s/ Thomas C. Cook
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Thomas C. Cook and Associates, Ltd.